UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2010

JACK HENRY & ASSOCIATES, INC.

(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	0-14112 (Commission File Number)	43-1128385 (I.R.S. Employer Identification No.)

663 Highway 60, P.O. Box 807
Monett, Missouri 65708
(Address of principal executive office) (Zip Code)

(417) 235-6652
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

     On June 4, 2010, Jack Henry & Associates, Inc. (the "Company") entered into an Amended and Restated Credit Agreement among the Company, as Borrower, certain subsidiaries of the Company, as Guarantors, the lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent for the lenders (the "Amended Credit Agreement"), which amended and restated the Company's existing credit agreement. The Amended Credit Agreement permits the acquisition by the Company of iPay Technologies Holding Company, LLC, a Delaware limited liability company ("iPay"), extended the maturity of the Company's revolving credit facility (the "Revolving Credit Facility") from May 12, 2012 to June 4, 2015 and provides for a five year, $150 million Term Loan A and six month, $100 million Bullet Term Loan (the Term Loan A and Bullet Term Loan, collectively, the "Term Loans"). The Company's acquisition of iPay is discussed in more detail in Item 2.01 of this Current Report on Form 8-K.

     In connection with the closing of iPay on June 4, 2010, the Company borrowed $250 million under the Term Loans and approximately $50 million under the Revolving Credit Facility to finance most of the purchase price and related transaction expenses for iPay. After giving effect to the additional borrowings made on June 4, 2010, the Company has $120 million outstanding under the Revolving Credit Facility.

     The Amended Credit Agreement is guaranteed by the Company's Material Subsidiaries (as defined in the Amended Credit Agreement) and secured by a pledge of the equity interests of the Material Subsidiaries.

     Pursuant to the Amended Credit Agreement, the Revolving Loans and the Term Loans will bear interest at either (i) the Alternate Base Rate plus the Applicable Percentage (each as defined in the Amended Credit Agreement) or (ii) the LIBOR Rate (as defined in the Amended Credit Agreement) plus the Applicable Percentage.

     The Bullet Term Loan is due in a single installment on its maturity date. The Company is required to make quarterly principal payments on the Term Loan A commencing on September 30, 2011 equal to $5,625,000, with the remaining unpaid principal balance due on the maturity date of the Term Loan A. The Term Loans allow for prepayment of principal without penalty. Additionally, the Company will be required to prepay amounts borrowed under the Amended Credit Agreement and/or cash collateralize certain obligations under the Amended Credit Agreement from the net proceeds received by the Company or the guarantors as a result of certain debt issuances, asset dispositions, condemnation awards and insurance proceeds.

     Certain of the covenants, including the limitations on indebtedness, liens, asset sales, investments and restricted payments, were amended to provide additional flexibility to the Company.

     Except as described above, the terms of the Amended Credit Agreement are substantially similar to those of the Company's existing credit agreement.

     The descriptions set forth above are qualified in their entirety by the Amended Credit Agreement filed herewith as exhibit 10.1.

Item 2.01     Completion of Acquisition or Disposition of Assets.

     As previously disclosed, on May 6, 2010 the Company entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with iPay and SEI V iPay AIV, L.P.; Spectrum V Investment Managers' Fund, L.P.; BV Investor I, Inc.; Bain Capital Venture Fund 2005, L.P.; BCIP Associates III, LLC; BCIP Associates III-B, LLC; SB Holding Corporation Delaware Trust and certain other sellers named on the signature pages thereto (collectively, the "Sellers") pursuant to which the Company agreed to acquire from the Sellers all of the equity interests of iPay for $300 million, as adjusted for any variance from the target working capital on the closing date (the "Purchase Price"). The Company completed the acquisition of all of the equity interests of iPay on June 4, 2010. The Purchase Price was funded primarily by approximately $300 million borrowed under the Amended Credit Agreement, as described in more detail in Item 1.01 of this Current Report on Form 8-K. The remainder of the Purchase Price, plus the fees and expenses associated with the acquisition, were funded by cash on hand.

     The financial statements of iPay and the pro forma financial information of the Company required under Item 9.01 of this Current Report on Form 8-K will be filed by amendment not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     See the disclosures under Item 1.01 of this Current Report on Form 8-K, which are incorporated herein by reference.

Item 7.01     Regulation FD Disclosure.

     On June 4, 2010, the Company issued a press release announcing the closing of the iPay acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(a)   Financial Statements of Businesses Acquired.

     The audited financial statements and unaudited interim financial statements of iPay required by this Item 9.01(a) will be filed by amendment not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b)   Pro Forma Financial Information.

     The unaudited pro forma financial information required by this Item 9.01(b) will be filed by amendment not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d)   Exhibits.
Exhibit No.	Description

10.1

Amended and Restated Credit Agreement, dated as of June 4, 2010 among Jack Henry & Associates, Inc., as Borrower, certain domestic subsidiaries of the Borrower from time to time party thereto, as Guarantors, the lenders parties thereto, Wells Fargo Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent and JPMorgan Chase Bank, N.A., Regions Bank and U.S. Bank National Association, as Documentation Agents.

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
JACK HENRY & ASSOCIATES, INC.

By:	/s/ Kevin D. Williams
Chief Financial Officer
Kevin D. Williams

Date:  June 9, 2010

INDEX TO EXHIBITS
Exhibit No.	Description

10.1

Amended and Restated Credit Agreement, dated as of June 4, 2010 among Jack Henry & Associates, Inc., as Borrower, certain domestic subsidiaries of the Borrower from time to time party thereto, as Guarantors, the lenders parties thereto, Wells Fargo Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent and JPMorgan Chase Bank, N.A., Regions Bank and U.S. Bank National Association, as Documentation Agents.

99.1	Press Release